Exhibit 10.4

Type: Time-Based Option
Name:
Number of Shares of Stock Subject to Option:
Price Per Share:
Date of Grant:

SUPERNUS PHARMACEUTICALS, INC.
2021 EQUITY INCENTIVE PLAN
SUPERNUS PHARMACEUTICALS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

FORM OF NON-STATUTORY TIME-BASED STOCK OPTION AGREEMENT
This agreement (the “Agreement”) evidences a stock option granted by Supernus Pharmaceuticals, Inc. (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.
1.Grant of Stock Option. The Company grants to the optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of shares of common stock, $0.001 par value of the Company (the “Stock”) set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is an option that is not intended to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-l(b)(5)(iii)(E)(l).
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
a.“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.
b.“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

3.Vesting: Method of Exercise: Treatment of the Stock Option Upon Cessation of Employment.
a.Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, relinquished or expired and except otherwise provided in the Plan, the Stock Option will vest in accordance with the terms of Schedule A attached hereto.
b.Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing and signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) by the Option Holder delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Option Holder chooses to pay the purchase price as so provided, the Option Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.
4.Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
5.Withholding. If the Company determines that the exercise of this Stock Option is subject to withholding, no shares will be transferred pursuant to such exercise unless and until the person exercising this Stock Option has remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee.
6.Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to Employment with the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate Iris or her Employment at any time.
7.Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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Executed as of the _____ day of _____________

Company:	Supernus Pharmaceuticals, Inc. By: _________________________________ Name: Title:
Optionee:	_____________________________________ Name: Address:

[Signature Page to Non-Statutory Time-Based Option Agreement]

Schedule A
Time Vesting Schedule
The Stock Option, unless earlier terminated or forfeited, will vest so long as the Optionee’s Employment continues (i) as to 25% of the total number of Shares subject to the Stock Option on the first anniversary of the Date of Grant; and (ii) as to an additional 25% of the total number of Shares subject to the Stock Option on each of the second, third, and fourth anniversary of the Date of Grant, with the last such vesting date falling on the fourth anniversary of the Date of Grant.